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                                                                              16

Integrated Technology USA, Inc.                                     Exhibit 11.1

Earnings per share

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
                         Period           Days          Shares       Weighted    Weighted Avg.     Net     Net Loss
                        Outstanding    Outstanding    Outstanding     Shares        Shares         Loss    Per Share
                        -----------    -----------    -----------     ------        ------         ----    ---------
Three Months
 Ended June 30, 1996
--------------------
Balance at 4/1/96     4/1/96-6/30/96        91         2,930,178    266,646,198    2,930,178

1995/96 cheap
 warrants/options     4/1/96-6/30/96 (A)    91           202,036     18,385,276      202,036
                                                         -------                     -------
                                                       3,132,214                   3,132,214      (631,065)    (0.20)
                                                       ---------                   ---------
Six Months Ended
 June 30, 1996
----------------
Balance at 1/1/96     1/1/96-6/30/96        181        2,930,178    530,362,218    2,930,178

1995/96 cheap
 warrants/options     1/1/96-6/30/96 (A)    181          202,036     36,568,516      202,036
                                                         -------                     -------
                                                       3,132,214                   3,132,214      (949,157)    (0.30)
Three Months Ended
 June 30, 1997
------------------
Balance at 4/1/97     4/1/97-4/23/97         23        6,068,212    139,568,876    1,533,724

After repurchase of
 certain shares       4/23/97-6/30/97        68        6,018,212    409,238,416     4,497,125
                                                       ---------                    ---------
                                                       6,018,212                    6,030,849     (704,650)    (0.12)
                                                       ---------                    ---------
Six Months Ended
 June 30, 1997
----------------
Balance at 1/1/97     1/1/97-4/23/97        113        6,005,179    678,585,227    3,749,090

After repurchase of
 certain shares       4/23/97-6/30/97       68         5,955,179    404,952,172    2,237,305

Exercise of
 Stock Options        1/20/97-6/30/97      161            38,032      6,123,152       33,830


Exercise of
 Bridge Warrants      2/5/97-6/30/97       145            16,667      2,416,715       13,352

Exercise of
 Bridge Warrants      3/20/97-6/30/97      102             8,334        850,068        4,697
                                                           -----                       -----
                                                       6,018,212                   6,038,274    (1,314,556)    (0.22)
                                                       ---------                   ---------

(A) Computed using the treasury stock method and an estimated offering price of $7 per share
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